Exhibit 32.1
Form 10-QSB
Bio-Path Holdings, Inc.
File No. 333-105075

CERTIFICATION OF CHIEF EXECUTIVE OFFICERAND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Peter H. Nielsen, certify to my knowledge pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Bio-Path Holdings, Inc. on Form 10-QSB for the quarterly period ended March 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Bio-Path Holdings, Inc.

Date: May 20, 2008	/s/ Peter H. Nielsen
Peter H. Nielsen
Chief Executive Officer
Chief Financial Officer